Exhibit 16.1

June 14, 2013

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Onconova Therapeutics, Inc.
File No: 377-00169

Ladies and Gentleman:

We have read Onconova Therapeutics, Inc.’s statements regarding our dismissal as principal accountants, included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within the Form S-1 Registration Statement to be filed on or about June 14, 2013 and we agree with such statements.

Very truly yours,

/s/ EISNERAMPER LLP